As filed with the Securities and Exchange Commission on August 8, 2018

Registration No. 333-226208

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACIFIC CITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

California	6022	20-8856755
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3701 Wilshire Boulevard, Suite 900

Los Angeles, California 90010

(213) 210-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Henry Kim

President & Chief Executive Officer

Pacific City Financial Corporation

3701 Wilshire Boulevard, Suite 900

Los Angeles, CA 90010

(213) 210-2000

(Name, address, including zip code and telephone number, including area code, of agent for service)

with a copy to:

Kenneth E. Moore, Esq. Michael K. Staub, Esq. Stuart | Moore | Staub 641 Higuera Street, Suite 302 San Luis Obispo, CA 93401 (805) 545-8590	Timothy Chang EVP & Chief Financial Officer Pacific City Financial Corporation 3701 Wilshire Boulevard, Suite 900 Los Angeles, CA 90010 (213) 210-2000	Mike Keeley, Esq. Justin Long, Esq. Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, TX 75201 (214) 855-3906

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, no par value per share	2,742,750	$22.00	$60,340,500	$7,514

(1)	Includes 357,750 shares of common stock that the underwriters have the option to purchase from the registrant.
(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933. This amount represents the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the registrant.

(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-226208) of Pacific City Financial Corporation is being filed solely to correct the I.R.S. Employer Identification Number of the facing page of the Registration Statement. Accordingly this Amendment No. 3 consists solely of the facing page, this explanatory note, and the signature page. This filing does not modify any provision of the Registration Statement except as specifically noted herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 8, 2018.

PACIFIC CITY FINANCIAL CORPORATION

By:	/s/ Henry Kim

Henry Kim,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Henry Kim Henry Kim	Director; President and Chief Executive Officer (Principal Executive Officer)	August 8, 2018

	/s/ Timothy Chang Timothy Chang	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2018

	* Sang Young Lee	Director (Chairman)	August 8, 2018

	* Suk Won Youn	Director	August 8, 2018

	* Kwang Jin Chung	Director	August 8, 2018

	* Don Rhee	Director	August 8, 2018

	* Haeyoung Cho	Director	August 8, 2018

	* Kijun Ahn	Director	August 8, 2018

	* Daniel H. Park	Director	August 8, 2018

*By	/s/ Henry Kim Attorney-in-fact
August 8, 2018

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